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                                                                    Exhibit 10.4

                          OPTICAL SENSORS INCORPORATED
                           CONVERTIBLE PROMISSORY NOTE

$85,000                                                   April 19, 2001
                                                          Minneapolis, Minnesota

         Optical Sensors Incorporated, a Delaware corporation (the "Company"), for value received, hereby promises to pay to Circle F Ventures LLC, or any person to whom this Note is subsequently transferred and who becomes a registered holder of this Note (the "Holder"), at the Holder's office or to any account designated by the Holder to the Company in writing, the principal sum of Eighty-Five Thousand Dollars ($85,000), or such lesser amount as may be advanced hereunder from time to time, on the first anniversary date of this Note (the "Maturity Date"). This Note shall not bear interest.

         This Note is issued pursuant to the Bridge Loan Agreement, dated as of April 19, 2001, by and among the Company and the Holder (the "Agreement"). This
Note is subject to the terms and condition of the Agreement, which is hereby incorporated by reference.

         The Company waives demand, presentment, protest, notice of dishonor and any other form of notice, not expressly required by the Agreement, that may be required to hold the Company liable hereunder.

         This Note is subject to the following terms and conditions:

1. Payment. After April 30, 2001, this Note may be prepaid in whole or in part at any time or from time to time, on ten (10) days' prior written notice to the Holder, without premium or penalty.

2. Conversion.

         2.1 Terms of Conversion. The Holder shall have the right to convert all or any portion of principal balance and accrued interest under this Note, at the option of the Holder, into shares of the Company's common stock, $.01 par value (the "Common Stock") at any time, and from time to time. If the Company completes a private placement of equity securities (the "Financing") by April 30, 2001, the conversion price of this Note shall be equal to the per share price of the securities sold in the Financing. If the Company does not complete the Financing by April 30, 2001, the conversion price of this Note shall be $.25 per share. The conversion price is subject to adjustment pursuant to Section 2.4 below. Upon conversion, this Note must be surrendered and accompanied by a written conversion notice (hereinafter referred to as the "Conversion Notice") delivered to the Company at its principal office during usual business hours. Notwithstanding any other provision of this Note or the Agreement to the contrary, the maximum number of shares of Common Stock into which the Note may be converted is the maximum number of shares that, when added to all of the other shares of Common Stock for which the Investor is the "beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), would result in the Investor becoming the "beneficial owner" of 49.8% of the Company's common stock.

         2.2 Conversion Securities. The securities issuable upon conversion of this Note pursuant to this Article 2 are referred to herein as the "Conversion Securities."
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         2.3 Issuance of Common Stock. The conversion of this Note will be deemed to have been made at the close of business on the date on which this Note has been surrendered for conversion with the Conversion Notice duly executed (the "Conversion Date"). As of the Conversion Date, the rights of the Holder as a noteholder with respect to that portion of this Note which is so converted will cease and the Holder will be treated for all purposes as having become the record holder or holders of the Conversion Securities as of such Conversion Date. No fractional shares of Conversion Securities will be issued upon the conversion of this Note, but, instead of any fraction of a share which would otherwise be issuable, the Company will deliver an amount of cash equal to such fraction multiplied by the then applicable conversion price.

         2.4 Adjustment of Conversion Price for Optional Conversion. The conversion price shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares at any time, the then applicable conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the then applicable conversion price in effect immediately prior to such combination shall be proportionately increased.

                  (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Securities immediately theretofore receivable upon the conversion of this Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number theretofore receivable upon the conversion of this Note had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the then applicable conversion price and of the number of securities receivable upon the conversion of this Note) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of this Note.

                  (c) In any case in which this Section 2.4 shall require that an adjustment shall become effective immediately after a record date for an event, and if the Holder should convert after such record date and before the occurrence of such event, then the Company may defer until the occurrence of such event (i) issuing the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to the Holder any amount of cash in lieu of a fractional share pursuant to
         Section 2.3 above.

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                  (d) All calculations under this Article 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (e) Upon any adjustment of the conversion price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder, at the address of the Holder as shown on the books of the Company, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of Conversion Securities issuable upon conversion of this Note at such price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (f) The Company shall give the Holder 20 days' written notice prior to the effective date of any of the events described in Sections 2.4(a) or 2.4(b) above.

         2.5 Adjustment of Number of Shares. Upon each adjustment of the conversion price pursuant to Section 2.4, the number of Conversion Securities shall be adjusted by dividing the then unpaid principal amount hereof by the applicable per share conversion price in effect immediately following such adjustment.

         2.6 Covenants of Company. The Company covenants that all of the Conversion Securities will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants that during the period within which this Note may be converted, the Company will at all times have authorized, and reserved free of preemptive or other rights for the purpose of issue, such number of shares of Conversion Securities as shall then be issuable upon conversion of this Note as herein provided.

3. Consolidation, Merger, Sale or Conveyance

         3.1 Generally. Nothing contained in this Note will prevent any consolidation or merger of the Company with or into any other corporation or corporations or successive consolidations or mergers in which the Company or its successor or successors is a party or parties, or will prevent any sale or conveyance of the property of the Company as an entirety or substantially as an entirety to any other corporation authorized to acquire and operate the same. However, the Company hereby covenants and agrees that any such consolidation, merger, sale or conveyance will be upon the condition that (a) immediately after such consolidation, merger, sale or conveyance the corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale or conveyance will have been made, will not be in default in the performance or observance of any of the terms, covenants and conditions of this Note to be kept or performed by the Company; and (b) the corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale or conveyance will have been made, will expressly assume the due and punctual payment of the principal of this Note, according to the terms of this Note, and the faithful performance and observance of all of the covenants, conditions, and requirements of this Note to be performed by the Company by a supplemental instrument executed and delivered to the Holder by such corporation.

         3.2 Release; Liability of Successor Corporation. In case of any such consolidation, merger, sale or conveyance, and upon the assumption by any successor corporation pursuant to Section 3.1 above, such successor corporation will succeed to and be substituted for the

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Company, with the same effect as if it had been named in this Note in the
Company's place, and the Company (including any intervening successor to the Company which has become obligated under this Note) will be relieved of any further obligation under this Note. All of the covenants, stipulations, promises, and agreements contained in this Note by or on behalf of the Company will bind its successors and assigns, whether so expressed or not.

4. Default

         4.1 Events of Default. An "Event of Default" will be deemed to occur upon the happening of any of the following: (a) the failure to pay when due any amount of principal payable hereunder, (b) the filing against the Company which is not dismissed within 60 days thereafter, or by the Company, of a petition in bankruptcy or for an arrangement or reorganization, (c) the making by the Company of a general assignment for the benefit of creditors, (d) the appointment of a receiver or trustee for the Company, (e) the institution of liquidation or dissolution or reorganization proceedings with respect to the Company, (f) the Company becoming unable or admitting in writing an inability to pay its debts generally as they become due, or (g) the occurrence of any breach by the Company of any representation, warranty or covenant of the Company under the Agreement, which is not cured within thirty (30) days of written notice from the Holder.

         4.2 Rights on Default. If an Event of Default occurs and is continuing, the Holder may declare the principal of this Note, if not already due, to be due and payable immediately, by written notice to the Company; provided, however, that all amounts due under this Note shall be automatically due and payable, without any action of the Holder, upon an Event of Default pursuant to Sections 4.1(b) - 4.1(f) above. Upon any such declaration, such principal will become due and payable immediately, anything contained in this Note to the contrary notwithstanding.

         4.3 Enforcement. If the principal of this Note becomes due and payable immediately, whether by declaration of the Holder or automatically, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity, or other appropriate proceeding. The Company shall pay all costs and expenses of collection, including, without limitation, attorneys' fees and disbursements in the event that any action, suit or proceeding shall be brought by the Holder hereof to collect this Note.

5. Miscellaneous.

         5.1 Headings. The headings in this Note are inserted for convenience only and will not affect the meaning or interpretation of all or any part of this Note.

         5.2 Governing Law. This Note will be deemed to be a contract made under the laws of the State of Minnesota, and for all purposes will be construed in accordance with the laws of the State of Minnesota.

         5.3 Construction. Wherever possible, each provision of this Note will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

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         5.4 Amendments. This Note may not be and will not be deemed or construed to have been modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by the Company and the Holder.

         5.5 Payment Date. In case the Maturity Date or the date fixed for prepayment of this Note is not a business day, then payment of principal to the Holder need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the Maturity Date or the date fixed for prepayment.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date set forth above.

                                       OPTICAL SENSORS INCORPORATED


                                       By
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                                           Paulita LaPlante
                                           President and Chief Executive Officer

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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING THIS NOTE OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.
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